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                EXHIBIT 23.1: CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-30767 and 333-79713) of Great Plains Software, Inc. of our report dated June 25, 1999 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
August 9, 1999